Exhibit 10.4

XOMA LTD.

1998 EMPLOYEE SHARE PURCHASE PLAN

(Amended and Restated through July 21, 2010)

1. Purpose.  The purpose of this XOMA Ltd. 1998 Employee Share Purchase Plan (the “Plan”) is to provide employees of XOMA Ltd., a Bermuda company (the “Company”), with an opportunity to purchase common shares of the Company (“Common Shares”) through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board or such other committee selected by the Board to administer the Plan.

(c) “Compensation” shall mean total cash compensation received by the Employee from the Company, including regular pay, overtime pay, and bonuses, and shall also include any pretax Employee cash or deferred contributions to a plan maintained by the Company which qualifies under Section 401(k) of the Code and any pretax Employee contributions to a plan maintained by the Company which qualifies under Section 125 of the Code.

(d) “Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

(e) “Enrollment Date” shall mean the first day of each Offering Period.

(f) “Exercise Date” shall mean the last day of each Offering Period.

(g) “Fair Market Value” shall mean, as of any date, the value of Common Shares determined as follows:

(1)
If the Common Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, their Fair Market Value shall be the closing selling price for the Common Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Common Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)
If the Common Shares are quoted on the Nasdaq Stock Market (but not on the Nasdaq National Market), their Fair Market Value shall be the closing selling price for the Common Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(3)	In the absence of an established market for the Common Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

(h) “Offering Periods” shall mean consecutive three (3) month periods commencing once every calendar quarter beginning on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year and ending on the last Trading Day prior to the end of such three (3) month period.

(i) “Purchase Price” shall mean with respect to new Offering Periods under the Plan commencing on or after January 1, 2005, the Purchase Price for such Offering Periods shall be an amount equal to 95% of the Fair Market Value of a Common Share on the Exercise Date for that Offering Period.

(j) “Reserves” shall mean the number of Common Shares covered by each option under the Plan which has not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

(k) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq Stock Market are open for trading.

3. Eligibility.

(a) Any person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares (together with shares owned by any other person or entity that would be attributed to such Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent (within the meaning of Section 424(e) of the Code) or subsidiary (within the meaning of Section 424(f) of the Code), or (ii) which permits his or her rights to purchase stock under all Offering Periods and all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its parents and subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.  The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

4. Offering Periods.  The Plan shall be implemented by concurrent Offering Periods with a new Offering Period commencing on the first Trading Day of each calendar quarter, or on such other date as the Committee shall determine, with such Offering Periods extending for twenty-four (24) months, or such other length as the Committee shall determine.  The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form prepared by the Company and filing it with the Company’s Human Resources Department at least one (1) day prior to the applicable Enrollment Date for a particular Offering Period, unless a different time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding twenty percent (20%) (or such other lesser percentage, applied uniformly to all participants, as an executive officer of the Company shall set), in whole multiples of one percent (1%), of the Compensation which he or she receives on each payday during the Offering Period.  The aggregate amount of payroll deductions for all concurrent Offering Periods shall not exceed twenty percent (20%) (or such lesser percentage, applied uniformly to all participants, as an executive officer of the Company shall set).

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(c) Once an Offering Period has commenced, a participant may decrease, but not increase, the rate of his or her payroll deductions for that Offering Period once per calendar quarter by filing a new subscription agreement at least one (1) day prior to the beginning of the calendar quarter (or such other time set by the Committee for all eligible Employees with respect to a given Offering Period), which decrease shall become effective at the beginning of the next calendar quarter; provided, however, that a participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date.  During an Offering Period, a participant may elect to have new or additional payroll deductions made with respect to the next beginning Offering Period, by completing or filing with the Company an additional subscription agreement, at least one (1) day prior to the beginning of the next Offering Period (or such other time set by the Committee for all eligible Employees with respect to a given Offering Period), authorizing a payroll deduction rate with respect to the new Offering Period.  A participant’s subscription agreement shall remain in effect for other Offering Periods, but separate subscription agreements are required for each Offering Period.

(d) Notwithstanding the foregoing, a participant’s payroll deductions for each Offering Period may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Shares issued under the Plan are disposed of, the participant must make adequate provisions for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares.  At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

7. Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Employee’s payroll deductions accumulated with respect to that Offering Period prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period and with respect to such Offering Period more than 50,000 Common Shares; and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.  Exercise of the option with respect to that Offering Period shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option with respect to that Offering Period shall expire on the last day of the Offering Period.

8. Exercise of Option.  Unless a participant has withdrawn from the Plan as provided in Section 10 hereof, his or her option for the purchase of Common Shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account with respect to that Offering Period.  Unless otherwise approved by the Committee, no fractional shares will be purchased.  Unless acquisition of fractional shares has been so approved, any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Common Share shall be retained in the participant’s account for the next expiring Offering Periods, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

9. Issuance; Delivery; Restriction.  The Common Shares purchased for a participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the Exercise Date.  Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such Common Shares.  The registrar for the Company shall be instructed to make entries on its books and records evidencing that Common Shares issued hereunder have been duly issued as of each pertinent Exercise Date; provided, however, that an employee may in the alternative elect in writing to receive a stock certificate representing the amount of such shares so acquired; and provided, further, that, regardless of whether an employee elects to receive such stock certificates, the Committee may direct the Company to distribute stock certificates representing the amount of shares acquired to any or all employees.  Notwithstanding the foregoing, delivery of certificates representing Common Shares or transfer to or for the account of any participant under the Plan may be conditioned upon the agreement of such participant to allow federal income tax withholdings as may be required to be made by the Company.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan with respect to each Offering Period at any time prior to the last business day of the Offering Period by giving written notice to the Company in a form prepared by the Company.  All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period with respect to such Offering Period.  If a participant withdraws from the Plan with respect to one Offering Period during an Offering Period, he or she may resume participation for a subsequent Offering Period by delivering to the Company a new subscription agreement at least fifteen (15) days prior to the Enrollment Date for such Offering Period and he or she may continue in the Plan with respect to other Offering Periods that have already begun.

(b) Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the current Offering Periods but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in subsequent and all other Offering Periods.

11. Interest.  No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

12. Shares.

(a) The maximum number of Common Shares which shall be made available for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  Such Common Shares may be authorized but unissued shares or shares purchased in the open market.

(b) If on a given Exercise Date the number of Common Shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of the payroll deductions accumulated in the participant’s account shall be returned to the participant.

(c) No participant will have an interest or voting right in Common Shares covered by his or her option until such option has been exercised.

(d) Common Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.  The Plan shall be administered by the Committee.  The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.  Members of the Committee shall not be permitted to participate in the Plan.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any Common Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization.  The Reserves, the maximum number of Common Shares an Employee is permitted to purchase in any Offering Period under Section 7, and the price per Common Share covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(c) Amalgamation, Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the amalgamation or merger of the Company with or into another corporation, all options under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting new Exercise Dates (“New Exercise Dates”).  If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of an amalgamation, merger or sale of assets, the Committee shall notify each participant in writing, at least fifteen (15) days prior to the New Exercise Dates, that the Exercise Dates for his or her option have been changed to the New Exercise Dates and that his or her options will be exercised automatically on the New Exercise Dates, unless prior to such dates he or she has withdrawn from the Offering Periods as provided in Section 10 hereof.  For purposes of this paragraph, options granted under the Plan shall be deemed to be assumed if, following the sale of assets, amalgamation or merger, the options confer the right to purchase, for each option share subject to the option immediately prior to the sale of assets, amalgamation or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets, amalgamation or merger by holders of Common Shares for each Common Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets, amalgamation or merger was not solely common shares of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the options to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets, amalgamation or merger.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, however, that Offering Periods may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during the Offering Periods, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee finds, in its sole discretion, advisable and consistent with the Plan.

20. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the

Company, such a representation is required by any of the aforementioned applicable provisions of law.

    22. Term of Plan.  The Plan shall become effective on February 25, 1998 (the “Effective Date”), subject to its approval by the stockholders of the Company within twelve (12) months after its adoption by the Board.  It shall continue in effect until terminated under Section 19 hereof.  The Plan was amended, effective as of May 20, 1998, by the Board of Directors to clarify the limits of contributions. The Plan was restated by the Board of Directors on February 24, 1999, effective December 31, 1998, to reflect the change of domicile of the Company from Delaware to Bermuda.  The Plan was again restated by the Board of Directors on July 26, 2000, effective June 30, 2000, to make certain administrative corrections.